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                                                                    EXHIBIT 99.1




                                 June 18, 1998


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

We were previously principal accountants for PC Service Source, Inc. and, under the date of February 13, 1998, we reported on the consolidated financial statements of PC Service Source, Inc. and subsidiaries as of and for the years ended December 31, 1997 and 1996. On June 11, 1998, we resigned as principal accountants for PC Service Source, Inc. We have read PC Service Source, Inc.'s statements included under Item 4 of its Form 8-K dated June 15, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with PC Service Source, Inc.'s statement that the change was approved by the Audit Committee of the Board of Directors.

                                        Very truly yours,


                                        /s/KPMG Peat Marwick LLP